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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MGC Communications, Inc.:

We consent to the use of our report dated August 18, 1997 relating to the financial statements of MGC Communications, Inc. for the year ended December 31, 1996 included in this registration statement.

                                              KPMG LLP


Las Vegas, Nevada
June 10, 1999